                                     [LOGO]

                                     BERMUDA

                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (SECTION 7(1) AND (2))

                            MEMORANDUM OF ASSOCIATION
                                       OF

                               Primary Group, Ltd.
                   (hereinafter referred to as "the Company")

1.   THE LIABILITY OF THE MEMBERS OF THE COMPANY IS LIMITED TO THE AMOUNT (IF
     ANY) FOR THE TIME BEING UNPAID ON THE SHARES RESPECTIVELY HELD BY THEM.

2.   WE, THE UNDERSIGNED, NAMELY,

           NAME                       ADDRESS                BERMUDIAN             NATIONALITY          NUMBER OF SHARES
                                                               STATUS                                      SUBSCRIBED
                                                              (YES/NO)

Lisa J. Marshall             Clarendon House                    Yes                  British                  One
                             2 Church Street
                             Hamilton HM 11
                             Bermuda

Charles G. Collis                     "                         Yes                  British                  One

Donald H. Malcolm                     "                         Yes                  British                  One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   THE COMPANY IS TO BE AN EXEMPTED COMPANY AS DEFINED BY THE COMPANIES ACT
     1981.

4.   THE COMPANY HAS POWER TO HOLD LAND SITUATED IN BERMUDA NOT EXCEEDING IN
     ALL, INCLUDING THE FOLLOWING PARCELS-

     N/A

5.   THE AUTHORISED SHARE CAPITAL OF THE COMPANY IS US$12,000 DIVIDED INTO
     SHARES OF US$1.00 EACH. THE MINIMUM SUBSCRIBED SHARE CAPITAL OF THE COMPANY
     IS US$12,000.

6.   THE OBJECTS FOR WHICH THE COMPANY IS FORMED AND INCORPORATED ARE -

     l.   As set out in paragraphs (b) to (n) and (p) to (u) inclusive of the
          Second Schedule to the Act.

7.   POWERS OF THE COMPANY

     1.   The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof -

-------------------------------------  -----------------------------------------
       /s/ Lisa J. Marshall                     /s/ Karen O'Connor

-------------------------------------  -----------------------------------------
      /s/ Charles G. Collis                     /s/ Karen O'Connor

-------------------------------------  -----------------------------------------
     /s/ Donald H. Malcolm                     /s/ Karen O'Connor

-------------------------------------  -----------------------------------------
        (Subscribers)                             (Witnesses)

SUBSCRIBED this 18th day of June, 1998.

STAMP DUTY (To be affixed)

RC3

                             THE COMPANIES ACT 1981

                                 FIRST SCHEDULE            (section 11(1))

A company limited by shares, or other company having a share capital, may exercise all or any of the following powers subject to any provision of law or its memorandum -

(1)  [repealed by 1991:51]

(2)  to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorized to carry on;

(3)  to apply for, register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights;

(4)  to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorized to carry on or about to carry on or engage in any business or transaction capable of being conducted so as to benefit the company;

(5)  to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

(6)  subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of whose shares are held by the company;

(7)  to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for aid in and contribute toward carry in it into effect and to assume any liabilities or obligations incidental thereto;

(8)  to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects;

(9)  to promote any company for the purpose or acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

(10) to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

(11) to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

(12) to take land in Bermuda by way of lease or letting agreement for a term not exceeding fifty years, being land bona fide required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes or terminate or transfer the lease or letting agreement;

(13) except to the extent if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to this Act every company shall have power to invest the moneys of the Company by way of mortgage or real or personal property or every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

(14) to construct, improve, maintain, work manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

(15) to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfillment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of an interest on the debt obligations of any such person;

(16) to borrow or raise or secure the payment of money in such manner as the company may think fit;

(17) to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

(18) when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

(19) to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

(20) to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

(21) to cause the company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of the foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

(22) to allot and issue fully-paid shares of the company in payment or part payment of any property purchased or otherwise acquired by the company or for any past services performed for the company;

(23) to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, and property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved of the distribution, apart from this paragraph, would be otherwise lawful;

(24) to establish agencies and branches;

(25) to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

(26) to pay all costs and expenses of or incidental to the incorporation and organization of the company;

(27) to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

(28) to do any of the things authorized by this Schedule and all things authorized by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

(29) to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

                                 (SECTION 11(2))

         A COMPANY LIMITED BY SHARES MAY AMONGST ITS OBJECTS BY REFERENCE
         INCLUDE IN ITS MEMORANDUM ANY OF THE OBJECTS SET OUT IN THE SECOND
         SCHEDULE.

                                 SECOND SCHEDULE

Subject to section 4A a company may by reference include in its memorandum any of the following objects that is to say the business of -

a)   [Deleted]

b)   packaging of goods of all kinds;

c)   buying, selling and dealing in good of all kinds;

d)   designing and manufacturing of goods of all kinds;

e)   mining and quarrying and exploration for metals, fossil fuel and precious stones of all kinds and their preparation for sale or use;

f)   exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

g)   scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centers;

h)   land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

i)   ships and aircraft owners, managers, operators, agents, builders and repairers;

j)   acquiring, owning, selling, chartering, repairing, or dealing in ships and aircraft;

k)   travel agents, freight contractors and forwarding agents;

1)   dock owners, wharfingers, warehousemen;

m)   ship chandlers and dealing in rope, canvas oil ship stores of all kinds;

n)   all forms of engineering;

o)   [Deleted]

p)   farmer, livestock breeders and keepers, grazers, butchers, tanners and processors of and dealers in all kinds of live or dead stock, wool, hides, tallow, grain, vegetables and other produce;

q)   acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

r)   buying, selling, hiring, letting and dealing in conveyances of any sort;

s)   employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

t)   to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated;

u)   to enter into any guarantee, contract or indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence; and

v)   [Deleted]

     Provided that none of these objects shall enable the company to carry on restricted business activity as set out in the Ninth Schedule except with the consent of the Minister.

FORM NO. 5                                             REGISTRATION NO. EC25106

                                     [LOGO]

                                     BERMUDA

                            CERTIFICATE OF DEPOSIT OF
                      MEMORANDUM OF ASSOCIATION AND CONSENT
                             GRANTED BY THE MINISTER

               THIS IS TO CERTIFY that a Memorandum of Association
                                       of

                               PRIMARY GROUP, LTD.

and the consent granted by the Minister under section 6(1) of THE COMPANIES ACT
1981 ("the Act") were delivered to the Registrar of Companies on the 25TH day of
JUNE, 1998 in accordance with the provisions of section 14(2) of the Act.

                                       Given under my hand this 30TH day
                                       of JUNE, 1998.

                                                /s/

                                       for REGISTRAR OF COMPANIES

Minimum Capital of the Company:             US$12,000.00
                                            ------------

Authorised Capital of the Company:          US$12,000.00
                                            ------------

FORM NO. 1a

                                     [LOGO]

                                     BERMUDA

                             THE COMPANIES ACT 1981

                                     CONSENT

                            PURSUANT TO SECTION 6(1)

In exercise of the powers conferred upon him by section 6(1) of the Companies
Act 1981, the Minister of Finance hereby gives his consent to:-

                               PRIMARY GROUP, LTD.

to be registered as AN EXEMPTED Company under the Companies Act 1981, subject to the provisions of the said Act.

DATED THIS 22ND DAY OF JUNE 1998

                                               /s/

                                       MINISTER OF FINANCE

FORM NO. 6                                             REGISTRATION NO. EC25106

                                     [LOGO]

                                     BERMUDA

                          CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of THE COMPANIES ACT 1981 issue this
Certificate of Incorporation and do certify that on the 25TH day of JUNE, 1998

                               PRIMARY GROUP, LTD.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

                                       Given under my hand and the Seal of the
                                       REGISTRAR OF COMPANIES this 30TH
                                       of day JUNE, 1998.

                                                   /s/

                                       for REGISTRAR OF COMPANIES

FORM NO. 3A                                               REGISTRATION NO. 2510

                                     [LOGO]

                                     BERMUDA

                          CERTIFICATE OF INCORPORATION
                                ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of THE COMPANIES ACT 1981
PRIMARY GROUP, LTD. by resolution and with the approval of the Registrar of
Companies has changed its name and was registered as PRIMUS GUARANTY, LTD. on the 24TH day of JANUARY, 2001.

                                       Given under my hand and the Seal of the
                                       REGISTRAR OF COMPANIES this 25TH day of
                                       JANUARY, 2001.

                                                        /s/

                                       for REGISTRAR OF COMPANIES

FORM NO. 2

                                     [LOGO]

                                     BERMUDA

                             THE COMPANIES ACT 1981
                      AMENDED MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (SECTION 7(1) AND (2))

                            MEMORANDUM OF ASSOCIATION
                                       OF

                               Primary Group, Ltd.
                   (hereinafter referred to as "the Company")

1.   THE LIABILITY OF THE MEMBERS OF THE COMPANY IS LIMITED TO THE AMOUNT (IF
     ANY) FOR THE TIME BEING UNPAID ON THE SHARES RESPECTIVELY HELD BY THEM.

2.   WE, THE UNDERSIGNED, NAMELY,

           NAME                       ADDRESS                BERMUDIAN             NATIONALITY          NUMBER OF SHARES
                                                               STATUS                                      SUBSCRIBED
                                                              (YES/NO)

Lisa J. Marshall             Clarendon House                    Yes                  British                  One
                             2 Church Street
                             Hamilton HM 11
                             Bermuda

Charles G. Collis                     "                         Yes                  British                  One

Donald H. Malcolm                     "                          No                  British                  One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   THE COMPANY IS TO BE AN EXEMPTED COMPANY AS DEFINED BY THE COMPANIES ACT
     1981.

4.   THE COMPANY HAS POWER TO HOLD LAND SITUATED IN BERMUDA NOT EXCEEDING IN
     ALL, INCLUDING THE FOLLOWING PARCELS-

     N/A

5.   THE AUTHORISED SHARE CAPITAL OF THE COMPANY IS US$12,000 DIVIDED INTO
     SHARES OF US$1.00 EACH. THE MINIMUM SUBSCRIBED SHARE CAPITAL OF THE COMPANY
     IS US$12,000.

6.   THE OBJECTS FOR WHICH THE COMPANY IS FORMED AND INCORPORATED ARE -

1.   As set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second
     Schedule to the Act.

ALTERED 7.2.01

2.   To create, enter into, undertake, procure, arrange for, acquire by purchase or otherwise, hold, sell or otherwise dispose of, trade and or otherwise deal in, whether on a speculative basis or otherwise, all and or any kind of (including without limitation all and or any combinations of) (a)
     instrument or contract to pay or not to pay a sum of money or render money's worth on the happening of event or events, specified date or dates or the expiration of period or periods of time or activity, (b) derivative instrument or contract, and (c) instrument or contract structured or intended as, or having, the purpose or intended purpose of securing a profit or avoiding a loss (i) by reference to fluctuations in the value or price of property of any description, or in an index, or other factor or factors, specified for that purpose in the instrument or contract, or (ii)
     based on the happening of particular event or events, specified date or dates or expiration of period or periods of time or activity specified for that purpose in the instrument or contract, and including, without limitation of the foregoing, all and or any kind of (including without limitation all and or any combinations of) option, swap option contract, bond, warrant, debenture, equity, forward exchange contract, forward rate contract, future, hedge, security, note, certificate of deposit, unit, guarantee and or financial instrument.

3.   To carry on all and or any functions of a holding company and or to provide, procure, arrange for and or co-ordinate management, advisory and administrative services to all and or any of the following: (i) any subsidiary or affiliate (as such expressions are understood in the
     Companies Act 1981 except such entity need not be a company under the said
     Act and such activity may be a direct or indirect subsidiary or affiliate)
     of the Company, wherever incorporated; (ii) any entity (wherever existing)
     controlled, directly or indirectly, by the Company; and (iii) any entity
     (wherever existing) in which the Company owns, directly or indirectly, an equity interest of not less than twenty percent of the total equity issued and outstanding in that entity.

4.   To provide, procure and or arrange for financing and or all and or any
     (including without limitation all and or any combinations of) investment, management, advisory and administrative services to all and or any of the following: (i) any subsidiary or affiliate (as such expressions are understood in the Companies Act 1981 except such entity need not be a company under the said Act and such entity may be a direct or indirect subsidiary or affiliate) of the Company, wherever incorporated; (ii) any entity (wherever existing) controlled, directly or indirectly, by the
     Company; and (iii) any entity (wherever existing) in which the Company owns, directly or indirectly, an equity interest of not less than twenty percent of the total equity issued and outstanding in that entity; and, in connection with any of the foregoing, to provide and or procure credit, financial accommodation, loans and or advances with or without interest to any such subsidiary or affiliate or entity and to lend to and or deposit with any financial institution, fund and or trust, all or any property of the Company and or any interest therein to provide collateral for loans or other forms of financing provided to any such subsidiary or affiliate or entity.

7.   POWERS OF THE COMPANY

1.   The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof -

-------------------------------------  -----------------------------------------
     /s/ Lisa J. Marshall                           /s/ Karen O'Connor

-------------------------------------  -----------------------------------------
     /s/ Charles G. Collis                          /s/ Karen O'Connor

-------------------------------------  -----------------------------------------
    /s/ Donald H. Malcolm                          /s/ Karen O'Connor

-------------------------------------  -----------------------------------------
        (Subscribers)                                  (Witnesses)

SUBSCRIBED this 18th day of June, 1998.

                                     [LOGO]

                                     BERMUDA

                         CERTIFICATE OF REGISTRATION OF
                        ALTERED MEMORANDUM OF ASSOCIATION

         THIS IS TO CERTIFY that a copy of the Memorandum of Association of

                              PRIMUS GUARANTY, LTD.

altered in accordance with section 12 of THE COMPANIES ACT 1981 ("the Act") and the consent granted by the Minister pursuant to section 4A were delivered to the
Registrar of Companies and registered on the 1ST day of MARCH, 2001 pursuant to section 12(9) of the Act.

                                       Given under my hand and the Seal of the
                                       REGISTRAR OF COMPANIES this 2ND day of
                                       MARCH, 2001.

                                                     /s/

                                       for ACTING REGISTRAR OF COMPANIES

                                     [LOGO]

                                     BERMUDA

                             THE COMPANIES ACT 1981
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL
                                       OF

                              PRIMUS GUARANTY, LTD.

                   (hereinafter referred to as "the Company")

DEPOSITED in the office of the Registrar of Companies on the 19th day of March
2001, in accordance with the provisions of section 45(3) of the Companies Act
1981.

     Minimum Share Capital of the Company                   $     12,000.00

     Authorised Share Capital of the Company                $     12,000.00

     Increase of Share Capital as authorised
     by unanimous written resolution dated
     6th March 2001                                            6,003,000.00

AUTHORISED SHARE CAPITAL AS INCREASED                         $6,015,000.00

DULY STAMPED in the amount of BD$       being the stamp duty payable on the
amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976.

                                                       /s/
                                       -----------------------------------------
                                                    Secretary

DATED THIS 19th day of March, 2001

NOTE: This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.

FORM NO. 7A                                              REGISTRATION NO. 25106

                                     [LOGO]

                                     BERMUDA

                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL

        THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of
                              PRIMUS GUARANTY, LTD.

was delivered to the Registrar of Companies on the 19TH day of MARCH, 2001 in
accordance with section 45(3) of THE COMPANIES ACT 1981 ("the Act").

                                       Given under my hand and Seal of the
                                       Registrar of Companies this 23RD day of
                                       MARCH, 2001.

                                                    /s/

                                       for ACTING REGISTRAR OF COMPANIES

Capital prior to increase:  US$       12,000.00
                            -------------------

Amount of increase:         US$    6,003,000.00
                            -------------------

Present Capital:            US$    6,015,000.00
                            -------------------

FORM NO. 17A                                             REGISTRATION NO. 25106

                                     [LOGO]

                                     BERMUDA

                                 NOTIFICATION OF
                      DIMINUTION OF AUTHORISED BUT UNISSUED
                                  SHARE CAPITAL

  THIS IS TO CERTIFY that a Diminution of Authorised but Unissued Share Capital of

                              PRIMUS GUARANTY, LTD.
                              ---------------------

was delivered to the Registrar of Companies on the 3RD day of JUNE, 2004 in

accordance with section 45(1)(f) of THE COMPANIES ACT 1981 ("the Act").

                                Given under my hand and Seal of the Registrar of

                                Companies this 7TH day of JUNE, 2004.

                                /s/

                                for REGISTRAR OF COMPANIES

Authorised Share Capital before Cancellation:  US$ 6,015,000.00
                                               ----------------

Share Capital after Cancellation:              US$ 6,000,000.00
                                               ----------------